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                                     BY-LAWS
                             UNITED NATIONAL BANCORP

                                    ARTICLE I
                             MEETING OF SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of United National Bancorp (the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as determined by the Board of Directors of the Corporation (the "Board"), on the third Tuesday in April of each year or such other date as determined by the Board. Written notice of the time, place and purpose of such meeting shall be given at least ten (10) business days, and not more than sixty days, prior to the date of such meeting to each shareholder entitled to vote at such meeting, either by personal delivery to or by mailing such notice to each shareholder, postage prepaid, at that shareholder's address as it appears on the books of the Corporation.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose, at any time, by the chairman, president, or the majority of the Board. Special meetings of the shareholders shall be held at such time and place as determined by the chairman, president or the majority of the Board, and notice of the time, place and purpose of each special meeting shall be given in the same manner as herein provided for the annual meeting of the shareholders.

SECTION 3. QUORUM AND VOTING. At all shareholder meetings, shareholders owning a majority of the outstanding shares of capital stock of the




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Corporation eligible to vote at such meeting shall constitute a quorum. If there is not a quorum present, those in attendance shall have the power to recess the meeting. An annual or special meeting may be recessed to such time and place as shareholders holding a majority of the shares of capital stock present and eligible to vote at the meeting shall determine, and no further notice of a recessed meeting need be given. Unless otherwise required by law, these By-Laws or the Certificate of Incorporation of the Corporation, the vote of a majority of the votes cast at a meeting by the holders of shares entitled to vote thereon shall be the act of the shareholders.

A shareholder may vote at any meeting in person or by written proxy and a shareholder may also be represented at any meeting by such written proxy. Except as otherwise provided by statute or in the Certificate of Incorporation of the Corporation or as otherwise determined by the Board in the issuance of capital stock, each shareholder will be entitled to one vote for each share of capital stock held by him/her with respect to each matter submitted to the shareholders for action.

SECTION 4. RECORD DATE. The Board may fix in advance a date not more than 60 days (nor less than 20 business days) preceding the date of any meeting of shareholders or other corporate action or event to which it relates as a record date for the determination of the shareholders entitled to notice of any right to vote at any such meeting, or the shareholders entitled to the allotment or exercise of rights for such other action as the case may be. In such case, only shareholders of record on the date so fixed shall be entitled to notice of, and to


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vote at such meeting, or to be entitled to the allotment or exercise of such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no such record date has been fixed by the Board, no share of stock which has been transferred within ten days prior to any election or meeting shall be voted at any election of Directors.

SECTION 5. NOTIFICATION OF NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors and by any committee to which the Board delegates this responsibility, or by any shareholder entitled to vote in the election of directors generally. However, any such shareholder may nominate one or more persons for election as directors at a meeting only if such shareholder has given timely notice in proper written form of his intent to make such nomination or nominations. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not later than 150 days prior to the anniversary date of the last annual meeting of shareholders of the Corporation. To be in proper written form, a shareholder's notice to the Secretary shall set forth:

     1. The name and address of the shareholder who intends to make the nomination or nominations, and the name, address and principal occupation of the person or persons to be nominated. The nominee is required to sign a Nominee Statement certifying that he/she is in conformance with all requirements set forth in the Bylaws;


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     2.   A representation that the shareholder is and will be a holder of record of stock of the Corporation entitled to vote at the meeting at which the shareholder's nominee or nominees will stand for election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     3. A description of all arrangements or understandings between or among such shareholder, any such nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, or a statement that no such arrangements or understandings exist;

     4. The other information regarding each nominee to be proposed by such shareholder as would be required to be disclosed by the Corporation in its proxy statement under Item 401, Item 403(a), (b) and (c), and Instruction 4 to Item 103 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended, were the person to be nominated for director by the Board of Directors; and

     5. The signed consent of each nominee to serve as director of the Corporation if so elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article I, Section
5. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the


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meeting that the nomination was defective and such defective nomination shall be disregarded.

                                   ARTICLE II
                             THE BOARD OF DIRECTORS

SECTION 1. NUMBER AND FUNCTION. The property, affairs and business of the Corporation shall be managed by the Board. The number of directors, which shall constitute the entire Board, shall not be less than five (5) nor more than twenty-five (25) and the exact number of directors shall be fixed within said limits from time to time by resolution of the Board adopted by the affirmative vote of at least two-thirds of the entire Board. The total number of directors may not be increased by more than two (2) from the number determined by the Board in connection with the last annual election of directors. The Board of Directors shall be divided in three classes as nearly equal in number as practicable, and designated as Class A, Class B, and Class C. The term of Office of each class shall be as follows: a) For Class A, one year from the first election of Class A, and then for renewal terms of three years each; b) for Class B, two years from the first election of Class B, and then for renewal terms of three years each; c) for Class C, three years from the first election of Class C, and for renewal terms of three years each, so that the term of office of one class shall expire each year. At each annual meeting of directors subsequent to the initial adoption of this By-Law provision, the successors to the class of directors whose terms shall then expire will be elected to hold office for a three-year term and until their successors shall have been elected and qualify, except as herein otherwise


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provided. No person who has attained the age of 72 shall be nominated for election as a Director.

SECTION 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. The directors remaining in office, acting by at least a two-thirds affirmative vote, may fill any vacancies or newly created directorships in the Board, however occurring. All appointments will assume the class in which the vacancy occurs if the new director is filling a vacancy in a previously existing directorship. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until a successor shall have been elected and qualified or until earlier resignation, removal from office, retirement, death or incapacity. No individual shall be eligible for election or re-election as a director of this Corporation if he or she has been found to be in violation of any criminal (other than traffic, petty or misdemeanor offenses) or banking statute, regulation, rule or directive of the United States, the State of New Jersey, or any State of the United States, or any agency, administrative body or judicial tribunal thereof, or is, or has been subject to, any cease and desist or similar order issued by any federal or state agency having jurisdiction over banking or financial service institutions.

SECTION 3. ATTENDANCE BY DIRECTORS. In the event a director fails to attend at least seventy-five percent (75%) of all meetings combined of the board of this corporation and of the board of any affiliate or subsidiary of this corporation of which such individual is also a director and of any committee of any such board in any fiscal year, such absenteeism shall constitute cause for


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removal and such director may be removed from his or her position as a director upon the vote of a majority of all the remaining directors. In the event of any such removal, the vacancy caused thereby may also be filled by a vote of a majority of the remaining directors.

SECTION 4. PLACE OF MEETING. The Board may hold its meeting at such place or places within or without the State of New Jersey as it may, from time to time, determine.

SECTION 5. QUORUM AND VOTING. The presence at any meeting of a majority of the entire Board shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. All questions coming before the Board shall be determined by a majority vote of the members present, except as otherwise provided in these By-Laws or in the Certificate of Incorporation or applicable law.

SECTION 6. REGULAR MEETINGS. A regular meeting of the Board shall be held immediately following the adjournment of each annual meeting of shareholders. Other meetings of the Board may be held at such place and at such times as may, from time to time, be fixed by it.

SECTION 7. SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the chairman, president, or by the secretary at the request of a majority of the entire Board.


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SECTION 8. NOTICE OF MEETINGS; WAIVER OF NOTICE. Subject to waiver, written notice of the time and place of each meeting of the Board shall be given to each director at least three days prior to the date of each regular meeting or one day prior to each special meeting. Notice of all meetings shall be given by personal delivery, facsimile or e-mail, or by first-class mail addressed to each director, postage prepaid, at his/her residence or usual place of business, or, in the case of special meetings, by any practicable method. A director may waive notice of any meeting of the Board either before or after the meeting, and such waiver shall be deemed to be the equivalent of the director having been given notice hereunder. Attendance or participation of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends or participates for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened. All other waivers of notice must be in writing.

SECTION 9. CONSENT OF DIRECTORS IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of directors, or any Committee of the Board, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed in person by all members of the Board, or such Committee, as the case may be.

SECTION 10. COMPENSATION. Members of the Board shall be entitled to receive compensation for their services as the Board shall, from time to time, prescribe.


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SECTION 11. COMMITTEES.

     A. The Board of Directors by resolution adopted by a majority of the entire Board may appoint an Audit Committee, Bylaws Committee, Committee on Director Nominations, Committee on Director-Officer Compensation, Committee for the Administration of the Equity Plans, Executive Committee, and Strategic Planning Committee, and one or more other Committees, each of which shall consist of three or more members who are members of the Board provided that if any director, or directors, shall resign from a Committee during the course of his or her term, a Committee may consist of not less than two members. If there are less than two members, the Board shall appoint from among its members who qualify for membership on the particular Committee one or more additional members so that each Committee shall have at least two such members. The Committee for the Administration of the Equity Plans shall consist of those members of the Compensation Committee of the Board who are "Non-employee Directors" as the term is defined in Rule 16b-3 promulgated under the Securities and Exchange Act, provided that if there are less than two members of the Compensation Committee of the Board who so qualify, the Board shall appoint from among its members who do so qualify one or more additional members of the Committee so that at all times the Committee shall have at least two such members. For each Committee, the Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of


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the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Each member shall be entitled to one vote (except that, if the other director is an inside director, the COB and that inside director shall collectively have only one vote which shall not be counted in the event of a tie, or if they cannot agree). In the absence of one, the other attending may vote. Each member of the Audit Committee, the Committee on Director-Officer Compensation and the Committee on Director Nominations shall be an "independent director" as that term is defined in applicable federal and state laws, rules and regulations and any applicable regulations of a stock exchange of which the Corporation is a member. No person who is then serving on the Directors Trust Committee of UnitedTrust Bank may also serve as a member of the Audit Committee.
B. To the extent provided in Board resolution or in the By-Laws or Certificate of Incorporation, each Committee shall have and may exercise all of the authority of the Board, except that no Committee shall a) make, alter or repeal any By-Laws of the Corporation: b) appoint any director, or remove any officer or director; c) submit to shareholders any action that requires shareholders approval, or d) amend or repeal any resolution theretofore adopted by the Board. All Committees, except the Executive Committee, are authorized only to make recommendations to the Board, unless specifically empowered by statute, regulation, or resolution of the Board or Executive Committee to accomplish a particular non-discretionary task.

C. Definition of Inside Directors: a) An Inside Director is one who is an employee of the Corporation or subsidiary, is a retired employee of the


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Corporation or subsidiary, is a supplier or user of business or professional services to or from the Corporation or any subsidiary, or owns or controls 5% or more of the outstanding shares of common stock of the Corporation, or who is deemed not to be an "independent director" as defined by applicable federal and state law, rules and regulations or the rules and regulations of any stock exchange of which the Corporation is a member.

D. The Board Alone is Empowered to: a) fill any vacancy on a Committee; b) appoint one or more directors to serve as alternate members of a Committee, to act in the absence or disability of members of a Committee with all the powers of such absent or disabled members; c) abolish a Committee at its pleasure; and
d) remove any director from membership on a Committee at any time, with or without cause.

E. Committee Action Must be Reported to the Board by written report. Actions and recommendations taken at a meeting of any Committee shall be reported to the Board by a written report at its next meeting following Committee meeting; except that, when the meeting of the Board is held within two days after the Committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such Committee meeting.

SECTION 12. EXECUTIVE COMMITTEE. The Board shall annually appoint, from its members, an Executive Committee. Between meetings of the Board, it shall exercise all of the powers of the Board with respect to the affairs of the Corporation, except those powers which are specifically denied to the Committee


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or reserved to at least a majority of the entire Board by the New Jersey
Business Corporation Law, these By-Laws, the Certificate of Incorporation, or a resolution of the Board.

SECTION 13. COMMITTEE ON DIRECTOR NOMINATIONS.

The Board shall annually appoint from among its members a Committee on Director Nominations.

This Committee shall be charged with: a) to investigate and recommend candidates for the directorships for determination by the full Board of the formal slate to be presented to the shareholders for election; b) to investigate and recommend candidates for Board Committees and directorships, and officerships to fill vacancies occurring between shareholders meetings; c) to investigate and recommend candidates for additional directorships (not exceeding two in number) between shareholders meetings held for the election of directors; d) to investigate and recommend candidates to the Board for election and re-election to directorships for any corporation or association which is a subsidiary of this Holding Corporation. On renomination of directors, criteria such as the attendance at Board meetings and participation on committees and Board meetings shall be considered; and e) such other responsibilities as the Board from time to time by resolution, may delegate to the Committee.

SECTION 14. COMMITTEE ON DIRECTOR-OFFICER COMPENSATION.

The Board shall annually appoint from among its members a Committee on Director-Officer Compensation which shall consist of four outside directors subject to the provisions of Article II, Section 11.A. above. This Committee shall


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be charged with the following responsibilities: a) fixing of officers' salaries, financial incentives (if any), and such perquisites as may be deemed appropriate, subject to the approval of the full Board of Directors; b) fixing of directors' fees, including fixing of Committee Chairmen's fees where deemed appropriate, subject to the approval of the full Board of Directors; and c) such other responsibilities as the Board from time to time by resolution, may delegate to the Committee.

SECTION 15. AUDIT COMMITTEE. The Board shall annually appoint from among its members an Audit Committee The powers and responsibilities shall be set forth in the Audit Committee Charter, which has been adopted by the Committee and approved by the full Board and may be amended from time to time by the full Board.

SECTION 16. COMMITTEE FOR THE ADMINISTRATION OF THE EQUITY PLANS. The Board shall annually appoint from among its members a Committee for the Administration of the Equity Plans. The Committee shall have exclusive power to:

     A. Designate, from time to time, the directors and officers of the Corporation, to whom stock options or Restricted Stock will be granted; B. Designate the time or times when Stock Options or Restricted Stock will be granted; C. Determine the number of Shares of Common Stock subject to issuance pursuant to any Stock Option or Restricted Stock award, and all of the terms, conditions, restriction limitations, if any, of an award of Stock Options or Restricted Stock, including the time and conditions of exercise


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          or vesting; D. Accelerate the vesting of any Stock Options or
          Restricted Stock or exercise of any Stock Options when such actions would be in the best interests of the Corporation; E. Interpret the Plans, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plans or either of them; and F. Make such other determinations and take such other action as it deems necessary or advisable in connection with the foregoing. The Committee shall have full authority and responsibility to administer the Plans, including authority to interpret and construe any provision of the Plans or either of them, and the terms of any Stock Options or Restricted Stock issued under it and to adopt such rules and regulations for administering each of the Plans as it may deem necessary.

     SECTION 17. STRATEGIC PLANNING COMMITTEE. The Board shall annually appoint from among its members a Strategic Planning Committee. The COB shall always be a member of this Committee. The Committee shall develop a Strategic Plan that contains a statement of the Board's vision of the Corporation's future. Said plan shall be assessed periodically to take into account new opportunities or unanticipated external developments. The Committee shall consider whether or not the Corporation's capital and other resources are adequate to achieve its goals and whether management has realistically assessed staff expertise and systems adequately. The Committee shall stay apprised of the current status of staffing and succession. The Committee shall plan for major operational contingencies


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     such as the loss of physical plants or automated systems caused by fire, flood, or other disasters.

SECTION 18. BYLAWS COMMITTEE.

The Board shall annually appoint from among its members a Bylaws Committee. The COB shall always be a member of this Committee. This Committee shall review and consider from time to time necessary changes to the Bylaws resulting from changes in applicable law, regulations or guidelines or the circumstances of the Corporation, and shall review any questions of interpretation regarding the Bylaws.

SECTION 19. OTHER COMMITTEES. Subject to Article II, Section 10, the Board, by resolution passed by the majority of the members in attendance, making a quorum, may designate members to constitute one or more other committees which shall have and may have and may exercise such powers as the Board of Directors may, by resolution, determine and specify in the resolution appointing them.

SECTION 20. ADDITIONAL REQUIREMENTS OF MEMBERS OF THE BOARD OF DIRECTORS. The following requirements shall apply with respect to each member of the Board of Directors and shall be taken into consideration by the Committee on Director Nominations in recommending nominees for election and reelection to the Board of
Directors: a) no member of the Board of Directors may serve on more than two other for-profit boards, which service in each case shall be subject to prior approval of the Board of Directors; and b) no


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member of the Board of Directors shall be eligible to stand for re-election after having served for five consecutive 3-year terms as a director; provided, however, that any director who is a member of the Board at the time of adoption of this provision, shall be entitled to stand for at least one more term after expiration of his or her present term notwithstanding the limitation of this provision.

                                   ARTICLE III

                                    OFFICERS

SECTION 1. DESIGNATION. The officers of the Corporation may include a president, one or more executive vice presidents, senior vice presidents, vice presidents, and assistant vice presidents, a secretary, a treasurer and such additional officers, including a chairman, as the Board may from time to time deem advisable. Any number of offices may be held by the same person.

SECTION 2. TERM OF OFFICE. The officers shall be elected by a majority vote of the Board annually at the first regular meeting after the annual meeting of shareholders, and they shall hold office until their respective successors are elected and qualify or until their death, resignation, retirement or removal.

SECTION 3. CHIEF EXECUTIVE OFFICER. The chairman, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Board and of the shareholders. The Chief Executive Officer shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation.


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SECTION 4. THE PRESIDENT AND VICE PRESIDENTS. The president and each executive vice president, senior vice president and vice president shall perform such duties and have such authority as, from time to time, may be delegated by the chief executive officer and the Board. The Board shall determine the order of succession to the duties of the chief executive officer. In the absence of such a determination, and in the event of death, inability, or a refusal to act, of the chief executive officer, the president or, if none, the executive vice president or, if none, the senior vice president, or, if none, the vice presidents of the Corporation shall, in order of their election, perform the duties and be vested with the authority of the chief executive officer.

SECTION 5. SECRETARY. The secretary shall cause notices of all meetings to be served as prescribed in these By-Laws; shall keep the minutes of all meetings of the shareholders, and the Board, and all Committees of the Board, shall have charge of the seal of the Corporation and the corporate records, and shall be responsible for the transfer and registration of the capital stock of the Corporation. The secretary, or any assistant secretary may attest the execution of contracts and other instruments signed in the conduct of its business and may affix the corporate seal thereto. The secretary shall perform such other duties and have such other authority as may, from time to time, be delegated by the president or by the Board.

SECTION 6. TREASURER. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall account to the


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president and the Board, whenever they may require, concerning all transactions as treasurer and concerning the financial condition of the Corporation.

SECTION 7. REMOVAL OR SUSPENSION. Any officer may be removed or suspended, with or without cause by the Chief Executive Officer or in the case of the CEO, by the affirmative vote of a majority of the Board.

                                   ARTICLE IV

                            SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES. The certificates representing shares of capital stock of the Corporation shall be in such form as required by the New Jersey Business Corporation Act.

SECTION 2. REGULATIONS. The Board may make such regulations concerning the issue, transfer and resignation of certificates for capital stock of the Corporation as it may deem desirable. The person in whose name shares of capital stock stand on the stock ledger of the Corporation shall be deemed the owner thereof for all corporate purposes.

SECTION 3. LOST, STOLEN AND DESTROYED CERTIFICATES. In the event of the loss or destruction of certificates, new certificates may be issued to take the place thereof upon receipt by the Corporation of such bond of indemnity, or under such regulations as may be prescribed by the Board.

                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1. EXECUTION OF DOCUMENTS. Except as otherwise specifically designated by the Board, the Corporation may execute and deliver deeds,


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contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money, and other documents, by any one officer after written approval of another officer.

SECTION 2. PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS. Any one of the chairman, chief executive officer, president, executive vice president, or other officer designated by the Board, shall have authority to exercise, in the name and on behalf of the Corporation, the powers and rights, which the Corporation may have as the holder of securities or to appoint agents or an agent to exercise those powers and rights; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

                                   ARTICLE VI

                                BOOKS AND RECORDS

The books and records of the Corporation may be kept at such place or places within or without the State of New Jersey as the Board may, from time to time, determine.


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                                   ARTICLE VII

                                 CORPORATE SEAL

The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words, "Incorporated New Jersey". The Seal may be used by causing it or a facsimile thereof to be impressed or reproduced on a document or instrument, or affixed thereto.

                                  ARTICLE VIII

                                   FISCAL YEAR

The fiscal year of the Corporation shall be as selected by the Board, from time to time.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 1. AMENDMENTS BY THE BOARD OF DIRECTORS. These By-Laws may be altered or amended by an affirmative vote of at least two-thirds of the Board at any regular or special meeting of the Board.

SECTION 2. AMENDMENTS BY THE STOCKHOLDERS. By-Laws adopted or amended by the Board shall be subject to repeal or alteration by shareholders.

                                    ARTICLE X

                                ACTION BY CONSENT

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any Committee thereof, may be taken without a meeting if, prior or subsequent to the action, all members of the Board or of such


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Committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the Board or Committee. Such consent shall have the same effect as a unanimous vote of the Board or Committee for all purposes, and may be stated as a unanimous vote in any certificate or other document filed with the Secretary of State.

                                   ARTICLE XI

                                 INDEMNIFICATION

SECTION 1. INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action or suit, whether or not by or in the right of the Corporation, or proceeding, whether civil, criminal, administrative, or investigative (collectively a "proceeding") by reason of the fact that he, or a person for whom he is legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred, suffered or paid by or on behalf of such person, expenses (including attorneys' fees) reasonably incurred by such person. The Corporation may provide indemnification to other employees or agents of the Corporation to the same extent.


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SECTION 2. ADVANCE OF EXPENSES. The Corporation shall pay the expenses
(including attorney's fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expense incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article XI or otherwise.

SECTION 3. NON-EXCLUSIVITY. The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, as amended, of the Corporation, these bylaws, any agreement, vote of shareholders or otherwise.


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

                                  CERTIFICATION

At a meeting of the Board of Directors of United National Bancorp, Bridgewater, New Jersey, held on the 21st day of August 2003, the foregoing By-Laws were adopted.

IN TESTIMONY WHEREOF, we, the members of the Board of Directors of this Corporation, who were present at said meeting, have hereunto subscribed our names.


/s/ George W. Blank                            /s/ Charles N. Pond Jr.
---------------------------------              ---------------------------------
George W. Blank                                Charles N. Pond Jr.


/s/ C. Douglas Cherry                          /s/ Paul K. Ross
---------------------------------              ---------------------------------
C. Douglas Cherry                              Paul K. Ross


/s/ Thomas C. Gregor                           /s/ Arlyn D. Rus
---------------------------------              ---------------------------------
Thomas C. Gregor                               Arlyn D. Rus


/s/ Barbara Harding                            /s/ David R. Walker
---------------------------------              ---------------------------------
Barbara Harding                                David R. Walker


/s/ William T. Kelleher, Jr.                   /s/ Ronald E. West
---------------------------------              ---------------------------------
William T. Kelleher, Jr.                       Ronald E. West


/s/ John R. Kopicki                            /s/ George J. Wickard
---------------------------------              ---------------------------------
John R. Kopicki                                George J. Wickard


/s/ Patricia A. McKiernan                      /s/ J. Marshall Wolff
---------------------------------              ---------------------------------
Patricia A. McKiernan                          J. Marshall Wolff


/s/ John W. McGowan, III
---------------------------------
John W. McGowan, III


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